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                                                                   Exhibit 10.44

                                  AMENDMENT TO
                        THE PROMUS COMPANIES INCORPORATED
                             1990 STOCK OPTION PLAN



     The Promus Companies Incorporated, a Delaware corporation, hereby adopts this Amendment to the 1990 Stock Option Plan (the "Plan"), effective upon the consummation of the spin-off of the hotel business of this corporation into a new corporation.

     1. The Plan shall be amended to change the name of the Plan to The Harrah's Entertainment, Inc. 1990 Stock Option Plan, to change each reference to "Company" in the Plan to mean Harrah's Entertainment, Inc., to change each reference to "Common Stock" to mean the common stock of Harrah's Entertainment, Inc. and to delete each reference to "Replacement Options."

     2. Section B(1) shall be amended to add the following as the last sentence of such section:

                  In addition, each member of the Committee must be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 162(m)").

     3. Section B(2) shall be amended to delete the word "and" before "(7)" and to add the following to the end of such section:

                  and (8) whether an option or stock appreciation right is intended to qualify as performance-based compensation under Section 162(m).

     4. Section (B)3 of the Plan shall be amended to add the phrase "Subject to Section N(6)," to the beginning of the first and last sentences of such section.

     5. Section B of the Plan shall be amended to add the following as paragraph 6 thereto:

                  6. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, Section 16 or Section 162(m) are required to be determined in the absolute discretion of the Committee.




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     6. Section C(2) of the Plan shall be deleted in its entirety.

     7. The Plan shall be amended to delete Section D(2) of the Plan in its entirety, to redesignate Section D(3) as Section D(2), to change each reference to such section accordingly and to amend Section D(3) (i.e. D(2) pursuant to this amendment) to read in its entirety as follows:

                  3. Subject to the following paragraph, effective April 30, 1993, the number of authorized shares which may be issued pursuant to the options and stock appreciation rights granted by the Committee under the Plan is increased by an additional 1,500,000 shares.

                  Effective June 30, 1995, the number of shares which may be issued upon exercise of options or stock appreciation rights granted by the Committee under this Plan is increased by an additional 4,500,000 shares.

                  Effective April 29, 1994, the maximum number of shares with respect to which options or stock appreciation rights may be granted in any year to any one employee shall be 250,000* (the "Award Limit"); provided that the Award Limit shall be appropriately adjusted by the Committee in accordance with Section N hereof. To the extent required by Section 162(m), options which are canceled continue to be counted against the Award Limit and if, after grant of an option, the price of shares subject to such option is reduced, the transaction will be treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option deemed to be granted will be counted against the Award Limit. To the extent required by Section 162(m), if after the grant of a stock appreciation right, the price of shares subject to the related underlying option is reduced, the transaction is treated as a cancellation of the stock appreciation right and a grant of a new stock appreciation right and both the stock appreciation right deemed to be cancelled and the stock appreciation right deemed to be granted are counted against the Award Limit.

     8. The second sentence of Section F(1) of the Plan shall be deleted in its entirety.


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*adjusted to 351,193 options,  effective June 30, 1995, based on approval of the
Human Resources Committee on December 12, 1996 pursuant to Section D(2) and N of the Plan due to the spin-off of the hotel business.





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     9. The third  sentence of Section F(1) of the Plan shall be amended to read in its entirety as follows:

                  Subject to the foregoing, the price of an option or stock appreciation right intended to qualify as performance-based compensation under Section 162(m) and incentive stock options shall not be less than 100% (110% in the case of an incentive stock option granted to an individual owning (within the meaning of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Company) of the Fair Market Value of the Common Stock on the date the option is granted.

     10. Section G of the Plan shall be amended to replace each reference to "Section 422A" with the term "Section 422."

     11. Section I of the Plan shall be amended to replace the reference to "Section 425(d)" with the term "Section 424(d)."

     12. Section N of the Plan shall be amended to read in its entirety as follows:

                  N-Adjustments

                  1. Subject to Section N5. but  notwithstanding  any other term of this Plan, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an option or stock appreciation right, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

                           (a) the number and type of shares of Common Stock (or
                  other securities or property) with respect to which options and stock appreciation rights may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section D or the maximum number and kind of shares which may be issued and adjustments of the Award Limit),





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                           (b) the number and type of shares of Common Stock (or
                  other securities or property) subject to outstanding options and stock appreciation rights, and

                           (c) the grant or exercise price with respect to
                  any option or stock appreciation right.

                  2. Subject to Section N5. but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in Section N1. which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all options and stock appreciation rights granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

                  3. Subject to Section N5. but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in Section N1., or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicble laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent diultion or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option or stock appreciation right, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                           (a) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either automatically or upon the optionee's request, for either the purchase of any such option or stock appreciation right for an amount of cash equal to the amount that could have been attained upon the exercise of such option or stock appreciation right or realization of the optionee's rights had such option or stock appreciation right been currently exercisable or payable or the replacement of such option or stock appreciation right with other rights or property selected by the Committee in its sole discretion;









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                           (b) In its  discretion,  the  Committee  may provide,
                  either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that it cannot be exercised after such event;

                           (c) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option or stock appreciation right shall be exercisable as to all shares covered thereby;

                           (d) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that upon such event, such option or stock appreciation right be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                           (e) In its discretion, and on such terms and conditions as it deems appreopriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding options and stock appreciation rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria governing, outstanding options and stock appreciation rights and options and stock appreciation rights which may be granted in the future.

                  4. Subject to Section N5. but notwithstanding any other term of this Plan, the Committee may, in its discretion, include such further provisions and limitations in any option or stock appreciation right agreement or certificate, as it may deem equitable and in the best interests of the Company.

                  5. With respect to incentive stock options and options and stock appreciation rights intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section N or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan




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         to violate Section  422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would violate Section 16 or Rule 16b-3. The number of shares of Common Stock subject to any option or stock appreciation right shall always be rounded to the next number.

                  6. Any decision of the Committee pursuant to the terms of this Section N shall be final, binding and conclusive upon the participants, the Company and all other interested parties.

     13. Section U of the Plan shall be amended to read in its entirety as follows:

         Section U-Amendment, Suspension or Termination of the Plan

         The Plan may be wholly or  partially  amended  or  otherwise  modified, suspended or terminated at any time or from time to time by the Committee. However, no action of the Committee may (except as provided in Section N), modify the Award Limit modify the eligibility requirements of Section C, reduce the minimum option and stock appreciation rights price requirements of Section F or otherwise amend the Plan in a manner requiring stockholder approval as a matter of
         Section 162(m), Rule 16b-3 or Section 16 of the Exchange Act or other applicable law, regulation or rule without approval of the Company's shareholders given within 12 months before or after the action by the Committee. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the option or stock appreciation right, impair any rights or obligations under any option or stock appreciation right theretofore granted. No option or stock appreciation right may be granted during any period of suspension nor after termination of the Plan, and in no event may any option or stock appreciation right be granted under this Plan after the expiration of ten years from the date the Plan was adopted by the Board.

     14. The Plan shall be amended to add Section X which should read in its entirety as follows:

         X. Consideration

                  The consideration for the issuance of any option or stock appreciation right shall be the participant's past or future service with Promus or its subsidiaries.

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     I hereby certify that the foregoing  amendment to the Plan was duly adopted by the Board of Directors of The Promus Companies Incorporated as of April 5, 1995.

     Executed on this 26th day of May, 1995.



                                       /s/ E. O. Robinson, Jr.
                                       -----------------------
                                            Secretary













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